Exhibit 99.1

Algorhythm Announces CEO Transition in Connection with Transformational Acquisition and Strategic Refocus

Leadership Transition Expected to Include New Members of Leadership Team and Board of Directors as Company in Connection With Strategic Repositioning

Fort Lauderdale, FL, Sept. 15, 2026 (GLOBE NEWSWIRE) -- Algorhythm Holdings, Inc. (the “Company”) (NASDAQ: RIME) – a leading AI technology company, today announced a planned leadership transition in connection with the Company’s previously announced evaluation of strategic alternatives and a corporate repositioning.

As part of the transition, the Company dismissed Gary Atkinson as Chief Executive Officer of the Company following approximately 20 years of service to the Company. Mr. Atkinson also resigned from the Company’s Board of Directors.

The leadership transition occurred in connection with the completion of a corporate transaction that resulted in the appointment of a new Chief Executive Officer, additional members of the Board of Directors and a significant change in the Company’s operating focus.

“I want to take this opportunity to thank the many employees, business partners, customers and shareholders who have supported the Company throughout my time here,” said Gary Atkinson. “I am proud of what our team has accomplished together and believe we have positioned Algorhythm for an exciting new chapter.”

“This transition was part of a deliberate process by the Company to position itself for its next phase of growth,” continued Atkinson. “I am excited about the opportunities being pursued by the Company and believe the new leadership team brings a compelling vision for its future. As a continuing shareholder, I look forward to watching that strategy take shape in the coming weeks and months.”

The Company’s Board of Directors has been evaluating strategic alternatives designed to strengthen the Company’s financial and operating profile and enhance long-term shareholder value. As part of that process, the Company was evaluating an proposed acquisition involving a high-growth, revenue-generating, EBITDA-positive business operating in the energy space.

The Company will provide additional information in the near future regarding the transaction, new leadership team and future strategic direction of the Company.

About Algorhythm Holdings

Algorhythm Holdings, Inc. is a leading AI technology company that owns and operates SemiCab. Since 2020, SemiCab has enabled major retailers, brands and transportation providers to address common supply-chain problems globally. Its AI-enabled, cloud-based Collaborative Transportation Platform achieves the scalability required to predict and optimize millions of loads and hundreds of thousands of trucks. SemiCab uses real-time data from API-based load tendering and pre-built integrations with TMS and ELD partners to orchestrate collaboration across manufacturers, retailers, distributors, and their carriers. SemiCab uses AI/ML predictions and advanced predictive optimization models to enable fully loaded round trips. With SemiCab’s AI platform, shippers pay less and carriers make more without having to change a thing. For additional information, please go to: http://www.semicab.com.

Investor Relations Contact

Brendan Hopkins

407-645-5295

investors@algoholdings.com

www.algoholdings.com

Media Contact

FischTank PR
Algorhythm@fischtankpr.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expects,” “anticipates,” “believes,” “will,” “will likely result,” “will continue,” “plans to,” “potential,” “promising,” and similar expressions. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including the risk factors described from time to time in Algorhythm’s reports to the SEC, including, without limitation Algorhythm’s Annual Report on Form 10-K for the year ended December 31, 2025. You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this press release. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this press release to conform our statements to actual results or changed expectations, or as a result of new information, future events or otherwise.